Exhibit 99.2

TRANSATLANTIC PETROLEUM CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the following transactions of TransAtlantic Petroleum Corp. (“TransAtlantic” or the “Company”).

TransAtlantic, pursuant to a purchase agreement dated September 19, 2008 (the “Purchase Agreement”) purchased all of the shares of Longe Energy Limited (“Longe”), which was controlled by N. Malone Mitchell, 3rd, a shareholder and director of TransAtlantic, and concluded a private placement of TransAtlantic common shares (the “Private Placement”). The transactions closed on December 30, 2008 (the “Closing Date”). Longe was a development stage company whose activity prior to TransAtlantic’s acquisition consisted of the acquisition of oilfield service equipment and exploration licenses in Morocco. Longe, a private Bermuda limited company, was incorporated on April 14, 2008. Pursuant to the terms of the Purchase Agreement, TransAtlantic acquired 100% of the issued and outstanding shares of Longe in consideration for the issuance of 39,583,333 common shares and 10,000,000 common share purchase warrants of TransAtlantic. Consequently, Longe became an indirect wholly-owned subsidiary of TransAtlantic. The Company accounted for its acquisition of Longe in accordance with the provisions of Statement of Financial Accounting Standards No. 141, Business Combinations. Concurrently with the acquisition, TransAtlantic issued 35,416,667 of its common shares pursuant to the Private Placement. Both the acquisition of Longe and the Private Placement are reflected on TransAtlantic’s historical consolidated balance as of December 31, 2008.

On October 27, 2008, the Company announced its intention to make an all cash takeover offer (the “Offer”) through TransAtlantic Australia Pty. Ltd., a wholly-owned subsidiary of the Company (“TransAtlantic Australia”), for all of the shares in Incremental Petroleum Limited (“Incremental”), an international oil and gas company publicly traded on the Australian Stock Exchange. The Offer closed on March 6, 2009, at which time TransAtlantic Australia and Mr. Mitchell owned or had received acceptances for approximately 96% of the Incremental shares. Incremental was delisted from the Australian Stock Exchange on March 26, 2009, and TransAtlantic Australia acquired the remaining outstanding Incremental shares pursuant to an Australian statutory procedure on April 20, 2009. The acquisition of all of the outstanding shares of Incremental is referred to herein as the “Incremental Acquisition.” In addition, pursuant to Australian law, TransAtlantic Australia purchased all of the outstanding options to acquire Incremental shares. On April 8, 2009, in exchange for the assignment of the Incremental options to TransAtlantic Australia, TransAtlantic Australia paid the Incremental option holders an aggregate of $721,000 in cash, and issued an aggregate of 101,585 TransAtlantic common shares and 829,960 TransAtlantic common share purchase warrants. Each warrant is exercisable until April 2, 2012 and entitles the holder to purchase one common share at an exercise price of $1.20 per share. The common shares and common share purchase warrants were issued pursuant to an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The Company had recorded $181,000 in deferred charges for transaction costs related to the Incremental Acquisition as of December 31, 2008, and incurred a total of $463,000 in transaction costs through the closing of the Incremental Acquisition. The Company has accounted for the Incremental Acquisition in accordance with the provisions of Statement of Financial Accounting Standards No. 141R, Business Combinations (“SFAS 141R”).

On November 28, 2008, the Company entered into a credit agreement with Dalea Partners, LP (“Dalea”), a company owned and controlled by Mr. Mitchell. The purpose of the Dalea credit agreement was to fund the Incremental Acquisition. As of March 31, 2009, the Company had borrowed $59.0 million from Dalea pursuant to the credit agreement for the acquisition of 96% of the outstanding Incremental shares. Pursuant to the Dalea credit agreement, as amended, until May 30, 2009, the Company may request advances from Dalea of (i) up to $62.0 million to purchase shares of Incremental in connection with the Offer plus related transaction costs and expenses, and (ii) up to $14.0 million for general corporate purposes. Advances under the credit agreement in connection with the Incremental Acquisition are denominated in U.S. Dollars, but are advanced in Australian Dollars at an agreed upon currency exchange rate of $0.7024 to AUD $1.00. Advances under the credit agreement in connection with funding general corporate activities are denominated and advanced in U.S. Dollars. Balances outstanding under the agreement bear interest at a fixed rate of 10% per annum.

The unaudited pro forma condensed combined balance sheet as of December 31, 2008 gives effect to the Incremental Acquisition and the borrowings under the Dalea credit agreement described above as if those transactions occurred on December 31, 2008. The Company has recorded the assets acquired and the liabilities assumed in the Incremental Acquisition at their estimated fair values, all of which are provisional amounts and subject to change as the Company gathers appraisals and other evidence needed to finalize the estimates of such fair values. The TransAtlantic historic consolidated balance sheet information was derived from its audited consolidated balance sheet as of December 31, 2008, as filed in its Annual Report on Form 10-K for the year ended December 31, 2008. The historic consolidated balance sheet of Incremental was derived from its audited consolidated balance sheet as of December 31, 2008 included elsewhere in this Amendment No. 1 to Current Report on Form 8-K/A, though amounts reported on Incremental’s historic consolidated balance sheet have been expressed in Australian Dollars, and have been translated into U.S. Dollars using the exchange rates in effect on December 31, 2008, which amounted to approximately $0.69 per Australian Dollar. Incremental’s historic consolidated balance sheet is presented in accordance with International Financial Accounting Standards as issued by the International Accounting Standards Board (“IFRS”).

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2008 gives effect to: i) the Longe Acquisition and Private Placement as if they were consummated on April 14, 2008; ii) the Incremental Acquisition as if it occurred on January 1, 2008; and iii) the effects of the borrowings under the Dalea credit agreement as if they had occurred on January 1, 2008. The unaudited pro forma condensed combined statement of operations combines the historical results of TransAtlantic, Longe and Incremental for the year ended December 31, 2008. The historical results of Longe were derived from its audited statement of operations for the period from April 14, 2008 (inception) through November 30, 2008. The historical results of TransAtlantic were derived from its audited consolidated statements of operations and comprehensive loss for the year ended December 31, 2008. The historical results of operations for Incremental were derived from its audited consolidated income statements included elsewhere in this Amendment No. 1 to Current Report on Form 8-K/A, though amounts reported on Incremental’s results of operations have been expressed in Australian Dollars, and have been translated into U.S. Dollars using the average exchange rates in effect over the year ended December 31, 2008, which amounted to approximately $0.85 per Australian Dollar. Incremental’s historic results of operations are presented in accordance with IFRS.

The pro forma statements are prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), and the accounting policies used in the preparation of the pro forma statements are consistent with those used in TransAtlantic’s audited financial statements as of and for the year ended December 31, 2008, except that the Incremental Acquisition reflects TransAtlantic’s adoption of SFAS 141R. The unaudited pro forma condensed combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had Longe and Incremental been consolidated with TransAtlantic during the periods shown. The pro forma adjustments are based on information available at the time of the preparation of these unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined financial statements, including the notes thereto, should be read in conjunction with the historical audited financial statements of Longe for the period ended November 30, 2008, the historical consolidated financial statements of TransAtlantic set forth in TransAtlantic’s Annual Report on Form 10-K for the year ended December 31, 2008 and the audited consolidated financial statements of Incremental included elsewhere in this Amendment No. 1 to Current Report on Form 8-K/A.

TRANSATLANTIC PETROLEUM CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2008

(Thousands of U.S. Dollars)

	TransAtlantic Historical	Incremental Historical (IFRS)	U.S. GAAP and Pro Forma Adjustments		Combined Pro Forma Amounts
ASSETS
Current assets
Cash and cash equivalents	$30,052	$8,180	$(57,168)	B	$35,790
			54,726	C
Accounts receivable	1,327	3,704	—		5,031
Inventories	—	1,861	(1,861)	A	—
Prepaid and other current assets	3,861	510	—		4,371
Deferred income tax assets	—	—	759	A	759

Total current assets	35,240	14,255	(3,544)		45,951
Property and equipment
Oil and gas properties (full cost method)	52,091	71,010	(1,251)	A	121,850
Less accumulated depreciation, depletion and amortization	(53)	—	—		(53)

Property and equipment, net	52,038	71,010	(1,251)		121,797
Other assets:
Restricted cash	3,268	—	—		3,268
Deferred charges	181	—	(181)	D	—

Total other assets	3,449	—	(181)		3,268

Total Assets	$90,727	$85,265	$(4,976)		$171,016

LIABILITIES, STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,962	$2,420	$282	D	$6,664
Accounts payable – related party	1,517	—	—		1,517
Accrued liabilities	581	245	—		826
Loan payable	—	2,786	—		2,786
Asset retirement obligations of assets held for sale	14	—	—		14
Settlement provision	240	—	—		240

Total current liabilities	6,314	5,451	282		12,047

Deferred income tax liabilities	—	9,443	2,591	A	12,034
Long-term debt	—	1,920	—		1,920
Notes payable, related party	—	—	59,002	C	59,002
Asset retirement obligations	—	2,047	3,669	A	5,716
Other non-current liabilities	—	345	—		345

Total Liabilities	6,314	19,206	65,544		91,064

Stockholders’ equity:
Issued capital	—	45,823	(45,823)	E	—
Additional paid in capital	133,062	—	71	B	133,133
Additional paid in capital – warrants	5,228	—	207	B	5,435
Retained earnings (accumulated deficit)	(53,877)	20,366	(20,366)	E	(58,616)
			(4,276)	C
			(463)	D
Reserves	—	(130)	130	E	—

Total stockholders’ equity	84,413	66,059	(70,520)		79,952

Total liabilities and stockholders’ equity	$90,727	$85,265	$(4,976)		$171,016

See Accompanying Notes to these Unaudited Pro Forma Condensed Combined Financial Statements

TRANSATLANTIC PETROLEUM CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2008

(Thousands of U.S. Dollars, except per share amounts)

	TransAtlantic Historical	Longe Historical	Incremental Historical (IFRS)	U.S. GAAP and Pro Forma Adjustments		Combined Pro Forma Amounts
Revenues:
Revenues	$—	$—	$45,439	$(1,051)	F
				(44,388)	G	$—
Oil and gas sales	—	—	—	(5,520)	J
				44,388	G	38,868

Total revenues	—	—	45,439	(6,571)		38,868

Costs and Expenses:
General and administrative	3,009	508	—	463	H	13,388
				9,408	I

Employee benefits expense	—	—	7,977	(7,977)	I	—
Takeover defense	—	—	1,431	(1,431)	I	—
International oil and gas activities	5,183	257	—	9,388	K	14,828
Royalty expense	—	—	5,520	(5,520)	J	—
Raw materials and consumables used	—	—	7,113	(7,113)	K	—
Field costs	—	—	2,275	(2,275)	K	—
Stock-based compensation	583	—	—	—		583
Accretion of discount on asset retirement obligations	—	—	—	415	L	415
Finance costs	—	—	105	(105)	M	—
Depreciation, depletion and amortization	59	—	4,123	1,799	N	5,981
Foreign exchange loss	—	—	853	—		853

Total costs and expenses	8,834	765	29,397	(2,948)		36,048

Operating income (loss)	(8,834)	(765)	16,042	(3,623)		2,820
Other income (expense):
Interest and financing expense	(38)	(132)	—	(5,900)	O	(10,346)
				(4,276)	P
Interest and other income	338	—	—	761	F	1,099
Other	—	—	(678)	290	F	(388)

Income (loss) before income tax provision (benefit)	(8,534)	(897)	15,364	(12,748)		(6,815)
Income tax provision (benefit)	—	—	4,822	(422)	Q	4,400

Net income (loss)	$(8,534)	$(897)	$10,542	$(12,326)		$(11,215)

Loss per share:
Basic and diluted	$(0.13)				R	$(0.09)

Weighted average shares outstanding:
Basic and diluted	66,524				R	120,110

See Accompanying Notes to these Unaudited Pro Forma Condensed Combined Financial Statements

TRANSATLANTIC PETROLEUM CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of U.S. GAAP and Pro Forma Adjustments

A	Records the assets acquired and liabilities assumed resulting from the Incremental Acquisition, based on provisional fair value, in accordance with the provisions of SFAS 141R as follows (in thousands of U.S. Dollars, unless otherwise indicated):

Financial Assets:
Cash and cash equivalents	$8,180
Accounts receivable	3,704

Total financial assets	11,884
Other current assets, consisting primarily of prepaid expenses	510
Deferred income tax assets	759
Oil and gas properties
Unproved properties	5,334
Proved properties	60,310
Rigs and related equipment	2,802
Materials and supplies inventories	1,313

Total oil and gas properties	69,759
Financial Liabilities:
Accounts payable	(2,420)
Accrued liabilities	(245)
Current portion of long-term debt	(2,786)
Deferred income tax liabilities	(12,034)
Long-term debt	(1,920)
Asset retirement obligations, consisting of future plugging and abandonment liabilities on Incremental’s developed wellbores as of March 5, 2009, based on a third-party estimate of such costs, adjusted for historic Turkish inflation rates ranging from approximately 7% to 11%, and discounted to present value using TransAtlantic Australia’s credit-adjusted risk-free rate of 6.0%	(5,716)
Other	(345)

Total financial liabilities	(25,466)

Total Identifiable Net Assets	$57,446

This adjustment also reclassifies inventory, which is included in current assets on Incremental’s Consolidated Balance Sheet, as presented under IFRS. Consistent with U.S. GAAP, these amounts are included in the fair value of oil and gas properties.

B	Records the consideration paid in the Incremental Acquisition (in thousands of U.S. Dollars, unless otherwise indicated):

Cash Consideration:

Payment of cash amounting to $86,511,882 Australian Dollars for the acquisition of 79,735,605 shares of Incremental, translated into U.S. Dollars based on the exchanges rates in effect on the dates of the transactions, ranging from February 18, 2009 through April 20, 2009	$56,447
Payment of cash to retire share-based payment arrangements of Incremental	721

Total cash consideration	57,168

Equity Instruments Issued:

Issuance of 101,585 TransAtlantic common shares to retire share-based payment arrangements of Incremental	71
Issuance of 829,960 warrants to purchase TransAtlantic common shares to retire share-based payment arrangements of Incremental	207

Fair value of total consideration transferred	$57,446

TRANSATLANTIC PETROLEUM CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – CONTINUED

C	Records the amounts borrowed under the Dalea credit agreement as follows (in thousands of U.S. Dollars, unless otherwise indicated):

U.S. Dollar obligations incurred	$59,002
Less: U.S. Dollar Equivalents of Australian Dollars realized on borrowings based on exchange rates in effect on the dates of borrowings	54,726

Equals realized loss on borrowings under Dalea credit agreement based on fixed exchange rate of $0.7024 per Australian Dollar	$4,276

Under the terms of the Dalea credit agreement, the Company borrowed U.S. funds to purchase Incremental’s outstanding shares. The U.S. Dollar amounts borrowed were based on the Australian Dollar equivalent to purchase Incremental shares translated at $0.7024 per Australian Dollar. The existence of the fixed exchange rate constitutes an embedded derivative.

D	Records the costs incurred to complete the Incremental acquisition of $463,000, of which $181,000 had been incurred as of December 31, 2008 and included in deferred charges.

E	Removes Incremental’s historic equity accounts.

F	Reclassifies interest and other income, which is included in revenue on Incremental’s Consolidated Statement of Income, as presented under IFRS. Consistent with U.S. GAAP, these amounts should be included in other income (expense).

G	Reclassifies oil and gas sales revenue, which is included in revenue on Incremental’s Consolidated Statement of Income, as presented under IFRS. Consistent with U.S. GAAP, these amounts should be included in oil and gas sales revenue.

H	Records the direct costs associated with the Incremental Acquisition as contemplated in Note D above, as if the Incremental acquisition occurred on January 1, 2008. In accordance with SFAS 141R these costs are expensed as incurred.

I	Reclassifies employee benefits expense and takeover defense, which are shown separately on Incremental’s Consolidated Statement of Income, as presented under IFRS. These charges represent general and administrative expenses as reported under U.S. GAAP.

J	Reclassifies royalty expense which is shown as an expense on Incremental’s Consolidated Statement of Income, as presented under IFRS. In conformance with TransAtlantic’s accounting policies, these amounts are shown as a reduction of revenue because Incremental was never entitled to these amounts.

K	Reclassifies raw materials and consumables used and field costs, which are shown separately on Incremental’s Consolidated Statement of Income, as presented under IFRS. These charges represent lease operating expenses as reported under U.S. GAAP, and would have been included in international oil and gas activities on TransAtlantic’s consolidated statement of operations had the Incremental Acquisition occurred on January 1, 2008.

L	Records accretion of discount on asset retirement obligations based on TransAtlantic’s estimate of the present value of those obligations.

M	Finance costs on Incremental’s Consolidated Statement of Income, as presented under IFRS represent accretion of discount on asset retirement obligations. This adjustment reverses the historical amounts as the pro forma amounts have been contemplated in Note L above.

N	Adjusts Incremental’s historic depletion and depreciation expense recorded in accordance with IFRS to amounts indicated based on the units-of-production method in accordance with U.S. GAAP computed from the amounts allocated to oil and gas properties and TransAtlantic’s estimated proved reserve quantities related to Incremental’s oil and gas properties. Depreciation of rigs and other equipment is provided using the straight-line method over estimated remaining useful lives of approximately seven years as of March 5, 2009.

O	Records interest expense on amounts borrowed under the Dalea credit agreement as contemplated in Note C above at the fixed contractual interest rate of 10% per annum as if those amounts had been outstanding since January 1, 2008.

P	Records the loss on borrowings under the Dalea credit agreement resulting from the embedded derivative as contemplated in Note C above.

Q	Provides income tax on the pro forma adjustments above related to Incremental’s Turkish operations using an expected statutory income rate of 20%. The tax effect of pro forma adjustments related to United States or Australian operations is zero because the Company has a net deferred tax asset which is reduced to zero by a valuation allowance. For results of operations in Turkey, the Company has a net deferred tax liability, with no valuation allowances deemed necessary in management’s judgment.

TRANSATLANTIC PETROLEUM CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS – CONTINUED

R	Pro forma basic and diluted loss per share is based on the TransAtlantic weighted average shares outstanding for the year ended December 31, 2008 and gives effect to the issuance of 75,000,000 common shares of TransAtlantic pursuant to the Longe acquisition and the Private Placement as if the shares had been issued on April 14, 2008 (inception), and the issuance of 101,585 common shares of TransAtlantic to retire share-based payment arrangements of Incremental as if those shares were issued on January 1, 2008, as follows (shares in thousands):

Numerator: pro forma combined net loss	$(11,215)
Denominator:
Weighted average shares outstanding as reported	66,524
Weighted average effect of shares issued in the Longe Acquisition and Private Placement	53,484
Shares issued to retire share-based payment arrangements of Incremental	102

Pro Forma Weighted Average Shares Outstanding	120,110

Pro Forma Loss Per Share	$(0.09)

Common shares underlying the 829,960 TransAtlantic warrants issued in the Incremental Acquisition have not been included in dilutive weighted average shares outstanding as their effects were anti-dilutive, based on the pro forma net loss indicated.

2.	STANDARDIZED MEASURE OF OIL AND GAS QUANTITIES

The following table presents certain unaudited information concerning Incremental’s proved oil and gas reserves. TransAtlantic had no proved reserves quantities on December 31, 2008, and accordingly, information presented below for Incremental also represents the pro forma information on a combined basis as if the Incremental Acquisition had occurred on January 1, 2008. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. The proved oil and gas reserve information for TransAtlantic and Incremental is as of December 31, 2008 and reflects prices and costs as of that date (amounts in thousands of U.S. Dollars).

Total proved reserves
Oil (thousands of barrels)	10,520
Gas (thousands of cubic feet)	900
Proved developed reserves
Oil (thousands of barrels)	4,610
Gas (thousands of cubic feet)	—

Future cash inflows	$365,934
Future production costs	154,738
Future development costs	39,123
Future income tax expense	34,271

Future net cash flows	137,802
10% annual discount for estimated timing of cash flows	50,213

Standardized measure of discounted future net cash flows related to proved reserves	$87,589

* * * * * * *